Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX NO LONGER EXPECTS SEQUENTIAL GROWTH FOR ITS SECOND QUARTER OF FISCAL 2007

Anaheim, CA, March 28, 2007 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, said today that it does not expect to grow sequentially between the first and second quarters of fiscal 2007.

On February 6, 2007, M-Flex said it expected sequential growth during the second fiscal quarter ending March 31, 2007, unlike in previous years when seasonality and product mix typically resulted in a decline in sales between the company’s first and second fiscal quarters.

According to M-Flex’s chairman and chief executive officer, Phil Harding, the company’s performance during the second quarter of fiscal 2007 has been negatively impacted primarily by less than anticipated sales to M-Flex’s largest customer. As a result, net sales are expected to decline sequentially, and net income may decline as well.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage, and portable bar code scanners. M-Flex’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding revenues, net sales, net income, seasonality in the company’s sales, the company’s relationship and opportunities with its customers and anticipated sales to those customers, and current and upcoming programs and product mix. Additional forward-looking statements include any other statement that is not historical fact, including any statement which is preceded by the words “expect,” “target,” “anticipate,” or similar words. Actual events or results may differ materially from those stated or implied by the company’s forward-looking statements as a result of a variety of factors including the impact of changes in demand for the company’s products and the company’s success with new and current customers, the company’s ability to develop and deliver new technologies, the company’s ability to diversify its customer base, the company’s effectiveness in managing manufacturing processes and costs and expansion of its operations, the company’s ability to manage quality assurance issues, the degree to which the company is able to utilize available manufacturing capacity, enter into new markets and execute its strategic plans, the impact of competition, pricing pressures and technological advances, whether the company is required to make the offer to acquire the outstanding shares of MFS and the outcome of that offer, if made, the company’s ability to finance such offer, the outcome of any litigation by or against the company and other risks detailed from time to time in the company’s SEC reports, including its Quarterly Report on Form 10-Q for the first fiscal quarter ended December 31, 2006. These forward-looking statements represent management’s judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

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